Exhibit 99.1

Ginkgo Bioworks Reports Second Quarter 2026 Results, Wins Government Contracts to Build Autonomous Labs at MIT, Caltech, Northwestern, and University of Maryland

Ginkgo provides an update on its second quarter financial results and its continued efforts to scale Nebula, its Boston-based autonomous cloud lab

BOSTON, Mass – August 5, 2026 – Ginkgo Bioworks Holdings, Inc. (NYSE: DNA, “Ginkgo”) today announced its results for the second quarter of 2026 that ended June 30, 2026. The update, including a webcast slide presentation with additional details on the second quarter, as well as supplemental financial information, will be available at investors.ginkgobioworks.com.

Second Quarter 2026 Financial Results
•Second quarter 2026 Revenue of $20 million compared to $39 million in the comparable prior year period, a decrease of 48%. The decrease in revenue is primarily attributed to ongoing program rationalization as part of our restructuring activities.
•Second quarter 2026 GAAP net loss from continuing operations of ($57) million, compared to ($53) million in the comparable prior year period.
•Second quarter 2026 Adjusted EBITDA of ($36) million, down from ($25) million in the comparable prior year period.
•Cash, cash equivalents and marketable securities balance as of June 30, 2026 of $302 million.

"Autonomous labs are increasingly becoming necessary national infrastructure for American science," said Jason Kelly, Co-founder and CEO of Ginkgo Bioworks. "The White House and the National Science Foundation are now investing billions to move experimentation off the bench and into AI-enabled labs that scientists can run from anywhere, and Ginkgo is proud to be helping build that future—both with Nebula, already the world's largest autonomous lab, and by powering several of the new NSF cloud lab nodes with our automation. We're using that same infrastructure to bring high-value R&D back onshore to the U.S., and to help lead the transition from the manual lab bench to autonomous research infrastructure that runs 24/7 and plugs directly into the AI models transforming drug discovery."

Recent Business Highlights & Strategic Positioning
•Autonomous labs are becoming an imperative for American science.
◦The White House has called for the U.S. to "build autonomous laboratories that leverage robotics, edge AI, and real-time analysis to enable self-driving experimentation…which scientists can run and replicate from anywhere in the country," backed by $5 billion of investment through the Genesis Mission.
◦Caltech, Northwestern, and the University of Maryland have all commissioned autonomous labs to be built by Ginkgo under the NSF’s ~$400 million investment to establish a national network of AI-enabled "cloud labs".
◦MIT Media Lab awarded grant from the Massachusetts Life Sciences Center to build a Cloud Laboratory for Learning, supported by Ginkgo RACs.
◦Ginkgo has begun work on a $47 million, 97-instrument autonomous lab for the Environmental Molecular Sciences Laboratory (EMSL) at Pacific Northwest National Laboratory.
•Nebula, our autonomous lab, is the largest in the world—and it is scaling rapidly.
◦Nebula is in “ramp” mode, scaling rapidly as we onboard new protocols to the system weekly.
◦More than 100 robots can run experiments around the clock for our Cloud Lab, Datapoints, and Solutions businesses.
◦In Q3, we are increasing the total number of devices housed in Nebula’s RACs.
•Our pharma services continue to onshore American industry through innovation.
◦Ginkgo believes it is well positioned to provide core next-gen R&D infrastructure / services to U.S.-based biopharma companies.

◦Our new ADME-One service is cheaper than WuXi by 10X, with work done in Boston, and has signed on 17 customers in the first 6 weeks.
◦More expected soon: automated nano-scale chemistry on RACs, multistep synthesis, safety-seq, biochemical screens.

Full Year 2026 Outlook
•Ginkgo reaffirms expected total cash burn of ($150)-($125) million in 2026.

Conference Call Details
Ginkgo will host a videoconference today, Wednesday, August 5, beginning at 4:30 p.m. ET. The presentation will include an overview of the second quarter 2026, recent business updates, a discussion on Ginkgo’s outlook, as well as a moderated question and answer session.

To ask a question ahead of the presentation, please submit your questions to @Ginkgo on X (hashtag #GinkgoResults) or by sending an e-mail to investors@ginkgobioworks.com.

A webcast link is available on Ginkgo's Investor Relations website and a replay will be made available following the presentation.

Ginkgo Investor Website: https://investors.ginkgobioworks.com/events/

Audio-Only Dial Ins:
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Webinar ID: 921 6792 1405

If you experience technical difficulties with any of these dial-ins or if you need international dial-in numbers, please visit our website at https://investors.ginkgobioworks.com/events/ for updated dial-in information.

About Ginkgo Bioworks
Ginkgo Bioworks builds the tools that make biology easier to engineer for everyone. The company offers autonomous laboratories that replace manual laboratory work with robotics in the lab, greatly improving the productivity of scientists. Ginkgo's in-house autonomous lab is also available as a "Cloud Lab" through our Datapoints and Solutions contract research services. For more information, visit ginkgobioworks.com, read our blog, or follow us on social media channels such as X (@Ginkgo), Instagram (@GinkgoBioworks), Threads (@GinkgoBioworks), or LinkedIn.

Forward-Looking Statements of Ginkgo Bioworks
This press release, the presentation, and the conference call and webcast contain certain forward-looking statements within the meaning of the federal securities laws, including statements regarding our plans, including with respect to technology adaptations to meet our customers’ needs and the integration of our autonomous lab platform with third-party artificial intelligence models, strategies, including with respect to our current expectations, operations and anticipated results of operations, both business and financial, including the timing for attaining Adjusted EBITDA breakeven, potential customer success, including successful application of our offerings by our customers, expected benefits from our strategic partnerships and collaborations (including with named partners such as ProQR and Amazon), the anticipated growth, scaling, capacity, capabilities and competitive position of our autonomous lab (including Nebula) and of our Cloud Lab, Datapoints and Solutions offerings, including our increase of the total number of devices housed in Nebula’s RACs and other expected features such as the automated nano-scale chemistry on RACs, multistep synthesis, safety-seq and biochemical screens, our beliefs and estimates regarding the size, composition, growth and pace of adoption of the market for autonomous laboratory and related services (including the displacement of manual laboratory work), expectations concerning increased government investment in and contracting for autonomous laboratory infrastructure, expectations regarding the development, performance and future enhancements of our platform and new product and service introductions, and expectations with regard to revenue, including our ability to meet all milestones and achieve the maximum revenue available under certain of our customer arrangements, expenses, our full year 2026 outlook including the total cash burn guidance, and the market environment, all of which are subject to known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements, market trends, or industry results to differ materially from those expressed or implied by such forward-looking statements. These forward-looking statements generally are identified by the words "believe," "can," "project," "potential," "expect," "anticipate," "estimate," "intend," "strategy," "future," "opportunity," "plan," "may," "should," "will," "would," "will be," "will continue," "will likely result," "target," "goal," "aim," "design," "forecast," "outlook," "guidance," "seek" "position," and similar expressions, as well as the negatives of such terms. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this document, including but not limited to: (i) our ability to realize near-term and long-term cost savings associated with our site consolidation plans, including the ability to terminate leases or find sub-lease tenants for unused facilities, (ii) volatility in the price of Ginkgo's securities due to a variety of factors, including changes in the competitive and highly regulated industries in which Ginkgo operates and plans to operate, variations in performance across competitors, and changes in laws and regulations affecting Ginkgo's business, (iii) the ability to implement business plans, forecasts, and other expectations, and to identify and realize additional business opportunities, including with respect to our solutions and tools offerings, (iv) the risk of downturns in demand for products using synthetic biology, (v) the uncertainty regarding the demand for passive monitoring programs and biosecurity services, (vi) changes to the biosecurity industry, including due to advancements in technology, emerging competition and evolution in industry demands, standards and regulations, (vii) the outcome of any pending or potential legal proceedings against Ginkgo, (viii) our ability to realize the expected benefits from and the success of our platform programs and assets, (ix) our ability to successfully develop engineered cells, bioprocesses, data packages or other deliverables, (x) the product development, production or manufacturing success of our customers, (xi) our exposure to the volatility and liquidity risks inherent in holding equity interests in other operating companies and other non-cash consideration we may receive for our services, (xii) the potential negative impact on our business of our restructuring or the failure to realize the anticipated savings associated therewith, (xiii) the uncertainty regarding government budgetary priorities and funding allocated to government agencies, including potential adverse effects from the U.S. government shutdown, (xiv) our ability to scale, expand the capacity of, and continue to develop the capabilities of our autonomous lab (including Nebula) on the timelines and to the extent we anticipate, (xv) the pace and degree to which autonomous laboratory infrastructure is adopted by, and displaces manual laboratory work in, the broader life sciences and industrial biotechnology markets, (xvi) the actual size, composition and growth of the addressable markets we target, which may differ materially from our estimates, (xvii) our ability to integrate our autonomous lab platform with third-party artificial intelligence models and other technologies, and the rate of development and adoption of such technologies, and (xviii) our ability to maintain and expand strategic partnerships and customer relationships, including those with named partners referenced in this release. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the "Risk Factors" section of Ginkgo's annual report on Form 10-K filed with the U.S. Securities and Exchange Commission (the "SEC") on February 26, 2026 and other documents filed by Ginkgo from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Ginkgo assumes no obligation to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. Ginkgo does not give any assurance that it will achieve its expectations.

Use of Non-GAAP Financial Measures
Certain of the financial measures included in this release, including Adjusted EBITDA, cash flow and cash burn, have not been prepared in accordance with generally accepted accounting principles ("GAAP"), and constitute "non-GAAP financial measures" as defined by the SEC. Ginkgo has included these non-GAAP financial measures because it believes they provide an additional tool for investors to use in evaluating Ginkgo's financial performance and prospects. Due to the nature and/or size of the items being excluded, such items do not reflect future gains, losses, expenses or benefits and are not indicative of our future operating performance. These non-GAAP financial measures are supplemental to, and should not be considered in isolation from, or as an alternative to, financial measures determined in accordance with GAAP. In addition, these non-GAAP financial measures may differ from non-GAAP financial measures with comparable names used by other companies. See the reconciliation below for additional information regarding certain of the non-GAAP financial measures included in this release, including a description of these non-GAAP financial measures and a reconciliation of the historic measures to Ginkgo's most comparable GAAP financial measures. Ginkgo does not reconcile its forward-looking non-GAAP financial measures to the corresponding GAAP measures, due to variability and difficulty in making accurate forecasts and projections and/or certain information not being ascertainable or accessible; and because not all of the information, such as unrealized equity gains and losses necessary for a quantitative reconciliation of these forward-looking non-GAAP financial measures to the most directly comparable GAAP financial measure, can be predicted with reasonable accuracy and is available to Ginkgo without unreasonable efforts. For the same reasons, Ginkgo is unable to address the probable significance of the unavailable information. Ginkgo provides non-GAAP financial measures that it believes will be achieved, however it cannot accurately predict all of the components of the adjusted calculations and the GAAP measures may be materially different than the non-GAAP measures.

Ginkgo Bioworks Contacts:

INVESTOR CONTACT:
investors@ginkgobioworks.com

MEDIA CONTACT:
press@ginkgobioworks.com

Ginkgo Bioworks Holdings, Inc.
Condensed Consolidated Balance Sheets
(unaudited)
(in thousands, except share data)

	As of June 30, 2026	As of December 31, 2025
Assets
Current assets:
Cash and cash equivalents	$ 84,535	$ 167,202
Marketable securities	217,628	255,418
Accounts receivable, net	13,013	24,026
Accounts receivable - related parties	—	229
Prepaid expenses and other current assets (includes $4,444 and zero from related parties)	17,359	24,963
Total current assets	332,535	471,838
Restricted cash and cash equivalents, non-current	84,565	38,138
Property, plant and equipment, net	157,185	167,371
Operating lease right-of-use assets	347,661	360,918
Investments	14,775	15,066
Equity method investments	7,615	—
Intangible assets, net	44,387	53,482
Other non-current assets	1,323	9,029
Assets held for sale	—	3,854
Total assets	$ 990,046	$ 1,119,696
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$ 9,575	$ 10,566
Deferred revenue (includes $98 and $98 from related parties)	13,214	18,946
Accrued expenses and other current liabilities (includes $2,513 and zero from related parties)	49,951	66,458
Total current liabilities	72,740	95,970
Non-current liabilities:
Deferred revenue, net of current portion (includes $64,810 and $64,787 from related parties)	76,537	75,182
Operating lease liabilities, non-current	404,113	417,078
Other non-current liabilities	16,372	22,876
Total liabilities	569,762	611,106
Commitments and contingencies (Note 10)
Stockholders’ equity:
Preferred stock, $0.0001 par value; 200,000,000 shares authorized; none issued	—	—
Common stock, $0.0001 par value (Note 8)	6	6
Additional paid-in capital	6,698,945	6,657,053
Accumulated deficit	(6,279,617)	(6,150,320)
Accumulated other comprehensive income	950	1,851
Total stockholders’ equity	420,284	508,590
Total liabilities and stockholders’ equity	$ 990,046	$ 1,119,696
The accompanying notes are an integral part of these condensed consolidated financial statements.

Ginkgo Bioworks Holdings, Inc.
Condensed Consolidated Statements of Operations and Comprehensive Loss
(unaudited)
(in thousands, except share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Revenue (1)	$ 20,156	$ 39,134	$ 39,630	$ 77,364

Costs and operating expenses:
Cost of other revenue	1,719	5,380	4,817	9,470
Research and development	46,210	53,370	96,130	124,293
General and administrative	30,775	34,981	68,605	74,704
Restructuring charges	—	3,566	—	8,032
Total operating expenses	78,704	97,297	169,552	216,499
Loss from operations	(58,548)	(58,163)	(129,922)	(139,135)
Other income (expense):
Interest income, net	3,232	6,083	6,828	12,164
Loss on equity method investment	(4,673)	—	(4,673)	—
Gain (loss) on investments	1,987	(229)	773	(3,922)
Other income (expense), net	809	(1,168)	(6,338)	(5,806)
Total other income (expense)	1,355	4,686	(3,410)	2,436
Loss from continuing operations before income taxes	(57,193)	(53,477)	(133,332)	(136,699)
Income tax (benefit) expense	128	(283)	48	(195)
Net loss from continuing operations	$ (57,321)	$ (53,194)	$ (133,380)	$ (136,504)
Net income (loss) from discontinued operations, net of tax	10,611	(7,106)	4,083	(14,753)
Net loss	$ (46,710)	$ (60,300)	$ (129,297)	$ (151,257)
Net income (loss) per share:
From continuing operations	$ (0.92)	$ (0.97)	$ (2.19)	$ (2.50)
From discontinued operations	0.17	(0.13)	0.06	(0.27)
Total net loss per share	$ (0.75)	$ (1.10)	$ (2.13)	$ (2.77)

Weighted average common shares outstanding:	62,094,356	54,858,982	60,835,896	54,552,006
Comprehensive loss:
Net loss	(46,710)	(60,300)	(129,297)	(151,257)
Other comprehensive (loss) income:
Foreign currency translation adjustment	(34)	2,586	(613)	3,435
Unrealized (loss) gain on available-for-sale securities	(210)	(83)	(288)	24
Total other comprehensive (loss) income	(244)	2,503	(901)	3,459
Comprehensive loss	$ (46,954)	$ (57,797)	$ (130,198)	$ (147,798)

(1)Includes related party revenue of zero and $420 for the three months ended June 30, 2026 and 2025, respectively, and zero and $8,518 for the six months ended June 30, 2026 and 2025, respectively.

The accompanying notes are an integral part of these condensed consolidated financial statements.

Ginkgo Bioworks Holdings, Inc.
Condensed Consolidated Statements of Cash Flows
(unaudited)
(in thousands)

	Six Months Ended June 30,
	2026	2025
Cash flows from operating activities:
Net loss	$ (129,297)	$ (151,257)
Net income (loss) from discontinued operations, net of tax	4,083	(14,753)
Net loss from continuing operations	(133,380)	(136,504)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	25,114	30,071
Stock-based compensation	23,448	36,189
(Gain) loss on investments	(773)	3,958
Loss on equity method investment	4,673	—
Change in fair value of notes receivable	6,759	5,285
Change in fair value of contingent consideration	—	(4,232)
Non-cash lease expense	13,257	14,866
Accretion of discount on marketable securities	(91)	—
Other non-cash activity	(289)	46
Changes in operating assets and liabilities:
Accounts receivable	3,471	2,198
Prepaid expenses and other current assets	(775)	(3,043)
Operating lease right-of-use assets	—	3,814
Other non-current assets	142	(125)
Accounts payable, accrued expenses and other current liabilities	(7,657)	(3,341)
Deferred revenue, current and non-current zero and $(7,958) from related parties	(5,638)	(24,005)
Operating lease liabilities, current and non-current	(10,743)	(11,638)
Other non-current liabilities	(6,124)	5,156
Net cash used in operating activities - continuing operations	(88,606)	(81,305)
Net cash used in operating activities - discontinued operations	(2,353)	(10,470)
Net cash used in operating activities	(90,959)	(91,775)
Cash flows from investing activities:
Purchases of marketable debt securities	(127,445)	(320,132)
Maturities of marketable debt securities	166,168	64,958
Purchases of property and equipment	(4,552)	(7,660)
Other	48	262
Net cash provided by (used in) investing activities	34,219	(262,572)
Cash flows from financing activities:
Proceeds from ATM offering	17,049	—

Payment of issuance costs related to ATM offering	(560)	—
Principal payments on finance leases	(19)	(305)
Net cash provided by (used in) financing activities	16,470	(305)
Effect of foreign exchange rates on cash and cash equivalents	(86)	260
Net decrease in cash, cash equivalents and restricted cash	(40,356)	(354,392)

Cash and cash equivalents, beginning of period	167,202	561,572
Restricted cash, beginning of period	45,169	44,171
Cash, cash equivalents and restricted cash, beginning of period	212,371	605,743

Cash and cash equivalents, end of period	84,535	203,566
Restricted cash, end of period	87,480	47,785
Cash, cash equivalents and restricted cash, end of period	$ 172,015	$ 251,351

The accompanying notes are an integral part of these condensed consolidated financial statements.

Ginkgo Bioworks Holdings, Inc.
Notes to Condensed Consolidated Financial Statements
(unaudited)
13. Segment Information
As a result of the Biosecurity Divestiture (Note 2), the Company manages its operations as a single operating and reportable segment. This structure reflects the Company’s internal management framework and the approach its Chief Operating Decision Maker (“CODM”) uses to evaluate operating results and allocate resources.
The Company’s reportable segment is that for which discrete financial information is available and whose results are regularly provided to the Company’s CODM, consisting of the Chief Executive Officer and the President, for the purpose of allocating resources and assessing financial performance. The CODM evaluates the financial performance of the Company’s segment based on loss from continuing operations before income taxes. The CODM is primarily provided with loss from continuing operations before income taxes on a quarterly basis, as well as during the annual budgeting and forecasting process, and uses this information to monitor the Company’s performance, including budget-to-actual results, and to make decisions about the allocation of operating and capital resources. The Company has determined its significant segment expenses are cost of revenue, research and development expenses, and general and administrative expenses (exclusive of certain costs and expenses), which are regularly provided to the CODM.
The CODM is not provided with asset information; therefore, such information is not presented. The accounting policies used to prepare the reportable segments financial information are the same as those used to prepare the Company’s consolidated financial statements. The classification of costs differs from the presentation in the condensed consolidated statement of operations as described below.
The following table presents summary results of the Company’s reportable segment, including significant expenses, and a reconciliation to loss from continuing operations before income taxes (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Cell Engineering
Revenue	$ 20,156	$ 39,134	$ 39,630	$ 77,364
Costs and operating expenses:
Cost of other revenue (1)	1,472	3,865	4,144	6,986
Research and development (1)	30,433	31,065	60,538	79,735
General and administrative (1)	11,108	15,986	23,831	35,639
Stock-based compensation (2)	8,037	18,770	24,745	36,483
Depreciation and amortization	12,315	15,249	25,114	30,071
Restructuring charges (3)	—	3,566	—	8,032
Carrying cost of excess space (net of sublease income) (4)	14,233	12,413	30,074	24,088
Merger and acquisition related expense (income) (5)	1,106	(3,617)	1,106	(4,535)
Other (income) expense, net (6)	(1,355)	(4,686)	3,410	(2,436)
Loss from continuing operations before income taxes	$ (57,193)	$ (53,477)	$ (133,332)	$ (136,699)

Ginkgo Bioworks Holdings, Inc.
Notes to Condensed Consolidated Financial Statements
(unaudited)

(1) The costs and operating expenses exclude expenses which are separately captioned below.
(2) Includes $0.4 million and $0.2 million in employer payroll taxes for three months ended June 30, 2026 and 2025, respectively, and $1.3 million and $0.5 million for six months ended June 30, 2026 and 2025, respectively.
(3) See Note 3, Restructuring, for composition of costs.
(4) The carrying cost of excess space includes base rent, common area maintenance charges, and real estate taxes associated with facilities the Company is not occupying, net of any sublease income from these spaces.
(5) Represents transaction and integration costs directly related to mergers, acquisitions, and divestitures, including: (i) legal, consulting, and accounting fees associated with acquisitions; (ii) post-acquisition employee retention bonuses; (iii) (gain)/loss from changes in the fair value of contingent consideration liabilities resulting from acquisitions; and (iv) securities litigation costs.
(6) Includes interest income, interest expense, loss on investments, changes in fair value of certain assets and liabilities, and other gains and losses.

Non-GAAP Information
In addition to our results determined in accordance with GAAP, we use earnings before interest, taxes, depreciation and amortization (“EBITDA”) and Adjusted EBITDA internally to evaluate our performance and make financial and operational decisions. We believe these non-GAAP measures, when viewed with our GAAP results, may be helpful to investors in assessing our operating performance.
We define EBITDA as net loss from continuing operations attributable to Ginkgo Bioworks Holdings, Inc. stockholders before the impact of interest income, interest expense, provision for income taxes and depreciation and amortization.
We define Adjusted EBITDA as EBITDA adjusted for stock-based compensation expense, gain or loss on equity method investments, gain or loss on investments, change in fair value of warrant liabilities, gain or loss on deconsolidation of subsidiaries, transaction and integration costs associated with planned, completed or terminated mergers, acquisitions, and divestitures, including related litigation costs, restructuring and impairment charges (inclusive of impairments of goodwill and long-lived assets), and certain other income and expenses. We believe that the use of EBITDA and Adjusted EBITDA provides an additional tool for investors to use in evaluating ongoing operating results and trends because it eliminates the effect of financing activities, investing activities, and certain non-cash charges and other items that are not related to our core operating performance or affect comparability period over period.
Our non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for GAAP performance measures. These measures exclude significant expenses and income required by GAAP, which impacts their alignment with consolidated financial statements. They also rely on management’s judgment to determine which items are included or excluded, making them inherently subjective. Additionally, non-GAAP measures lack uniform definitions and may differ from those used by other companies, limiting comparability. A reconciliation of EBITDA and Adjusted EBITDA to net loss from continuing operations, the most directly comparable GAAP financial measure, is presented below:

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2026	2025	2026	2025
Net loss from continuing operations (1)	$ (57,321)	$ (53,194)	$ (133,380)	$ (136,504)
Interest income, net	(3,232)	(6,083)	(6,828)	(12,164)
Income tax (benefit) expense	128	(283)	48	(195)
Depreciation and amortization	12,315	15,249	25,114	30,071
EBITDA	(48,110)	(44,311)	(115,046)	(118,792)
Stock-based compensation (2)	8,037	18,770	24,745	36,483
Restructuring charges (3)	—	3,566	—	8,032
Merger and acquisition related expense (income) (4)	1,106	(3,617)	1,106	(4,535)
Loss (gain) on investments	(1,987)	229	(773)	3,922
Loss on equity method investment	4,673	—	4,673	—
Change in fair value of convertible notes	—	—	6,759	5,285
Adjusted EBITDA	$ (36,281)	$ (25,363)	$ (78,536)	$ (69,605)
(1)All periods include non-cash revenue when earned, including $7.5 million recognized in the six months ended March 31, 2025, pursuant to the release of deferred revenue related to the mutual termination of a customer agreement.
(2)Includes $0.4 million and $0.2 million in employer payroll taxes for the three months ended June 30, 2026 and 2025, respectively. Includes $1.3 million and $0.5 million in employer payroll taxes for the six months ended June 30, 2026 and 2025, respectively.
(3)Restructuring charges primarily consist of employee termination costs from the reduction in force commenced in June 2024.

(4)Represents transaction and integration costs directly related to mergers, acquisitions, and divestitures, including: (i) legal, consulting, and accounting fees associated with acquisitions; (ii) post-acquisition employee retention bonuses; (iii) (gain)/loss from changes in the fair value of contingent consideration liabilities resulting from acquisitions; and (iv) securities litigation costs. Not included in this adjustment are acquired in-process research and development expenses, which totaled zero for both the three and six months ended June 30, 2026 and June 30, 2025, respectively.